SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  February 12, 1998

                               World Access, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                           0-19998                      65-0044209
(State or other               (Commission File Number)           (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                       Number)


       945 E. Paces Ferry Road,
     Suite 2240, Atlanta, Georgia                           30326
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:   (404) 231-2025

Item 5.  Other Events.

         On February 12, 1998, World Access, Inc. (the "Company") announced that it had signed a letter of intent to acquire Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Resurgens") in a merger transaction upon terms to be negotiated.

         Also on February 12, 1998, the Company announced a delay in reporting earnings due to the negotiations with Resurgens.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)   Exhibits.   The  following exhibits  are filed herewith by direct
                           transmission via "edgar."

         99.1 Letter of Intent dated February 12, 1998 between World Access, Inc. and Cherry Communications Incorporated (d/b/a Resurgens Communications Group).

         99.2 Press Release issued on February 12, 1998 (regarding execution of letter of intent).

         99.3 Press Release issued on February 12, 1998 (regarding delay in announcing earnings).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WORLD ACCESS, INC.



                                            By: /s/ Martin D. Kidder
                                               ---------------------------------
                                               Martin D. Kidder
                                               Its Vice President and Controller



Dated as of February 20, 1998

Exhibit 99.1


                                February 12, 1998




CONFIDENTIAL

Cherry Communications Incorporated
(d/b/a Resurgens Communications Group)
945 East Paces Ferry Road
Atlanta, Georgia 30326

Attn:  Mr. John D. Phillips, Chairman and Chief Executive Officer

Gentlemen:

         This letter sets forth the terms upon which World Access, Inc., a Delaware corporation ("Acquiror"), and Cherry Communications Incorporated, (d/b/a Resurgens Communications Group) an Illinois corporation ("Target"), agree to enter into discussions regarding a possible business combination between Target and Acquiror (the "Transaction").

         In consideration of the mutual covenants set forth below, Acquiror and Target agree as follows:

         1.       Proposed Terms.

         Attached as Exhibit A is a Preliminary Summary Term Sheet (the "Term Sheet") for the Transaction. Although it is the intent of the parties that their discussions initially proceed based on the Term Sheet, the terms contained in the Term Sheet have not been agreed to by the parties, are not binding on the parties, are subject to change based upon due diligence results and are not intended to create rights in favor of the parties with respect to the Transaction. Without limiting the generality of the foregoing, it is the intent of the parties that, until the execution and delivery of a definitive agreement with respect to the Transaction, no agreement shall exist among them and there shall be no obligations whatsoever based on such things as parol evidence, extended negotiations, "handshakes," oral understandings or courses of conduct (including reliance and changes of position). The obligations of the parties to consummate the Transaction shall be subject in all respects to the negotiation, execution and delivery of a definitive agreement approved by the boards of directors of Acquiror and Target and the satisfaction of the conditions contained in the definitive agreement, including, without limitation, any necessary corporate and regulatory approval and the confirmation of the Target's Plan of Reorganization. However, the obligations of Acquiror and Target pursuant to section 2 of this

February 12, 1998
Page 2
------------------------------
letter are intended to be binding and enforceable obligations of Acquiror and Target, with Section 2 continuing in full force and effect until this letter of intent is terminated pursuant to Section 2 hereof.

         2.       Public Announcements; Termination.

         A. Public Announcements. Target will not, at any time, without the prior written consent of Acquiror, make any announcement, issue any press release or make any other public statement with respect to this letter of intent or any of the terms or conditions hereof except as may be necessary to comply with any law, regulation or order and then only after prior written notice to Acquiror of the timing, context and content of such announcement, press release or statement.

         B. Termination. This letter of intent may be terminated (i) by mutual consent of the parties; or (ii) by either party if the Definitive Agreement has not been executed by April 30, 1998.

         Please indicate your agreement with the terms of this letter by executing it in the space provided below and returning a copy to us.

                                                Very truly yours,

                                                WORLD ACCESS, INC.



                                                By:____________________________
                                                Name:
                                                Title:


AGREED AND ACCEPTED:

CHERRY COMMUNICATIONS INCORPORATED
(d/b/a Resurgens Communications Group)

By:____________________________
Name:
Title:

                                  CONFIDENTIAL

                         PRELIMINARY SUMMARY TERM SHEET


                                February 12, 1998

         1.       Structure of Transaction and Consideration.

                  A. Structure of Transaction. A wholly-owned subsidiary of Acquiror or an affiliate of Acquiror will merged with and into Target (the "Merger").

                  B. Consideration. In connection with the Merger, all of the outstanding capital stock of Target and certain of its outstanding indebtedness will be converted into the right to receive shares of the Acquiror's capital stock in amounts to be negotiated.

         2.       Definitive Agreement.

                  A. Definitive Agreement. The parties will negotiate in good-faith to prepare and execute a definitive merger agreement as soon as possible to give effect to the Merger (the "Definitive Agreement"). The Definitive Agreement will be subject to the satisfactory completion of Acquiror's due diligence investigation of Target, approval of its board of directors and such other conditions upon which the parties may agree.

                  B. Closing Conditions. The closing of the Merger will be subject to the satisfaction or waiver of customary conditions, including, without limitation, the receipt of all necessary corporate and regulatory approvals, the confirmation of Target's Plan of Reorganization, and such other conditions upon which the parties may agree.

                  C. Customary Terms. The Definitive Agreement will contain representations, conditions, covenants and the like typical in agreements for transactions such as the one proposed.

Exhibit 99.2

                                   SUMMARY:  WORLD ACCESS, INC. SIGNS LETTER
                                             OF INTENT TO ACQUIRE RESURGENS
                                             COMMUNICATIONS GROUP

                                   CONTACT:  Steven A. Odom   Chairman & CEO
                                             Hensley E. West  President  & COO
                                             Mark A. Gergel   Exec. VP  & CFO
                                             (404) 231-2025


FOR IMMEDIATE RELEASE

ATLANTA, GEORGIA - February 12, 1998 - WORLD ACCESS, INC. (NASDAQ: WAXS), announced today that it has signed a letter of intent to acquire Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Resurgens") in a merger transaction upon terms to be negotiated. Resurgens, currently operating under the protection of Chapter 11 of the United States Bankruptcy Code, is a facilities-based provider of international network access, commonly referred to in the industry as a carriers' carrier. Resurgens had revenues of approximately $180 million in 1997.

The transaction is subject to, among other things, the satisfactory completion by World Access of its due diligence investigation of Resurgens, the preparation and execution of a definitive merger agreement, the receipt of the requisite corporate and regulatory approvals and the confirmation of Resurgens' Plan of Reorganization. World Access has retained The Robinson-Humphrey Company, Inc. as its financial advisor in connection with the transaction.

In October 1997, John D. ("Jack") Phillips entered into a series of agreements whereby, among other things, he became the new Chairman and Chief Executive Officer of Resurgens and Resurgens was placed into bankruptcy. WorldCom, Inc. ("WorldCom"), a major customer and vendor of Resurgens, has subsequently agreed to provide Resurgens up to $28 million in financing in the form of a debtor in possession facility and other credits. Upon consummation of the anticipated Plan of Reorganization, WorldCom is expected to own approximately 55% of the outstanding stock of Resurgens.

Steven A. Odom, Chairman and Chief Executive Officer of World Access, said, "The acquisition of Resurgens would be in line with the Company's strategy to provide its customers with a complete telecommunications network solution, including switching, transport and access products and related services. The international network access product offered by Resurgens is a critical element of new and expanded networks currently being planned or implemented by many customers of World Access. We believe the ability to offer both equipment and network access would provide World Access with a more comprehensive and cost-competitive product offering, especially for international competitive local exchange providers ("CLECs") and other providers of phone service in emerging growth markets."

"We are excited that Jack Phillips, a director of World Access, has agreed to serve as the Chairman of the combined company upon consummation of the transaction. He is one of the pioneers of the U.S alternative long distance business, having built up Advanced Telecommunications Corporation, which merged with WorldCom in 1992, and Resurgens Communications Group, Inc., which merged with Metromedia Communications Corporation and WorldCom in 1993. We are also extremely pleased that WorldCom, a recognized leader in today's telecommunications industry, will become the largest stockholder of the combined company in the event the transaction is consummated."

John D. Phillips, Chairman and Chief Executive Officer of Resurgens, said "Steve Odom and his management team have done a tremendous job over the past three years of building World Access into a highly respected, fast growing telecommunications equipment manufacturer. Steve will continue to serve as the Chief Executive Officer of the combined company and I look forward to working with him as we continue to work towards achieving significant long-term value for World Access stockholders. Upon consummation of the Resurgens merger, World Access will be exceptionally well positioned to provide its customers a unique, comprehensive and value-added telecommunications network solution and to pursue the significant growth opportunities present within the worldwide telecommunications markets."

World Access, Inc. develops, manufactures and markets wireline and wireless switching, transport and access products primarily for the United States, Caribbean Basin and Latin American telecommunications markets. The Company offers digital switches, cellular base stations, fixed wireless local loop systems, intelligent multiplexers, digital loop carriers, microwave and millimeterwave radio equipment and other wireless communications products. To support and complement its product sales, the Company also provides its customers with a broad range of design, engineering, manufacturing, testing, installation, repair and other value-added services.



Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties which are described in the Company's SEC reports, including the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and the Company's Registration Statement on Form S-3 (No. 333-07087).

Exhibit 99.3

                                   SUMMARY:  WORLD ACCESS, INC. ANNOUNCES
                                             DELAY IN REPORTING EARNINGS DUE TO
                                             PENDING ACQUISITION

                                   CONTACT:  Steven A. Odom   Chairman & CEO
                                             Hensley E. West  President  & COO
                                             Mark A. Gergel   Exec. VP  & CFO
                                             (404) 231-2025


FOR IMMEDIATE RELEASE

ATLANTA, GEORGIA - February 12, 1998 - WORLD ACCESS, INC. (NASDAQ: WAXS), announced today that during the fourth quarter of 1997 it shipped approximately $9.4 million of switching equipment to Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Resurgens"). Earlier today in a separate press release, World Access announced that it has signed a letter of intent to acquire Resurgens. In view of the execution of the letter of intent, World Access will not record the shipment to Resurgens as revenue in the fourth quarter of 1997. As a result, the Company will not meet analysts' consensus estimates for the fourth quarter and year ended December 31, 1997. Accordingly, the Company has delayed its previously scheduled release of financial results for the fourth quarter and the year ended December 31, 1997 pending the outcome of its negotiations with Resurgens.

World Access, Inc. develops, manufactures and markets wireline and wireless switching, transport and access products primarily for the United States, Caribbean Basin and Latin American telecommunications markets. The Company offers digital switches, cellular base stations, fixed wireless local loop systems, intelligent multiplexers, digital loop carriers, microwave and millimeterwave radio equipment and other wireless communications products. To support and complement its product sales, the Company also provides its customers with a broad range of design, engineering, manufacturing, testing, installation, repair and other value-added services.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties which are described in the Company's SEC reports, including the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and the Company's Registration Statement on Form S-3 (No. 333-07087).